UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 29, 2008

TERADATA CORPORATION

(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Delaware	75-3236470
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2835 Miami Village Drive

Miamisburg, Ohio 45342

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 242-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2008, the Board of Directors (the “Board”) of Teradata Corporation (“Teradata”) approved the election of Peter L. Fiore and Cary T. Fu (collectively, the “New Directors”) as members of the Board, effective as of July 29, 2008 (the “Effective Date”). Teradata expanded the size of the Board from seven to nine to accommodate the addition of the New Directors. Both Messrs. Fiore and Fu will serve as Class II directors, each until the 2009 Annual Meeting of Stockholders or until such time as his successor is duly elected and qualified or as otherwise provided in Teradata’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. Each of the New Directors is an independent director, and there are no arrangements or understandings between any New Director and any other person pursuant to which a New Director was selected as a director. There are no transactions involving either New Director that would be required to be reported under Item 404(a) of Regulation S-K.

Effective on the Effective Date, both of the New Directors will participate in certain non-employee director compensation arrangements under the Teradata Corporation Director Compensation Program (the “Program”), a copy of which may be found at Exhibit 10.4 to the Quarterly Report on Form 10-Q filed on May 15, 2008, with the U.S. Securities and Exchange Commission on behalf of Teradata. Under the terms of the Program, each of the New Directors will receive an initial equity grant of restricted stock units equal to the number of whole shares of the common stock of Teradata (“Common Stock”) determined by dividing the dollar amount of the initial equity grant ($75,000.00) by the Fair Market Value (as defined in the Teradata Corporation 2007 Stock Incentive Plan) of one share of Teradata Common Stock on the Effective Date. Each of the New Directors will also receive a mid-year equity award with a dollar value equal to $93,750.00, with 50% of such award to consist of stock options to purchase a number of shares of Common Stock and 50% of such award to consist of restricted stock units based on shares of Common Stock. In addition, each New Director will receive a prorated annual retainer to be paid on a quarterly basis beginning on the Effective Date, in the amount of $75,000, with an additional retainer amount of $5,000 to Mr. Fu for serving as a member of the Audit Committee, each such amount being paid in lieu of the annual retainers, and each prorated for the portion of the 2008-2009 Board Year in which such director is a member of the Board or Audit Committee, as applicable. The “2008-2009 Board Year” is defined as the year beginning on the date of the Company’s 2008 Annual Meeting of Stockholders (April 28, 2008) and ending on the date of Teradata’s 2009 Annual Meeting of Stockholders.

Also on July 29, 2008, C.K. Prahalad notified Teradata of his intent to resign as a director of the company effective immediately following the Board’s next meeting on October 7, 2008. Under the terms of the spin-off of Teradata from NCR Corporation, as one of two overlapping directors with NCR, Mr. Prahalad was eligible to stay on the Board until Teradata’s 2009 Annual Meeting of Stockholders. In light of the election of the New Directors, Mr. Prahalad, who is currently serving as a Class II director, indicated he desired to step down in October, and his decision to resign was not because of any disagreement with the company.

Effective as of the Effective Date, the following membership changes were made to the committees of the Board:

•	Mr. Prahalad was removed as a member of the Audit Committee;

•	Mr. Fiore was named as a member of the Compensation and Human Resource Committee; and

•	Mr. Fu was named as a member of the Audit Committee.

Therefore, effective as of the Effective Date, the membership of the committees of the Board is as follows:

•	Audit Committee: Messrs. Lund (Chair), Fu and Kepler;

•	Compensation and Human Resource Committee: Messrs. Ringler (Chair), Boykin, Fiore, and Stavropoulos;

•	Committee on Directors and Governance: Messrs. Stavropoulos (Chair), Prahalad and Ringler; and

•	Executive Committee: Messrs. Ringler, Koehler, Lund and Stavropoulos.

On July 29, 2008, Teradata issued a press release that announced the election of the New Directors to the Board as of July 29, 2008, a copy of which press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Teradata Corporation, dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

Dated: August 1, 2008	By:	/s/ Laura K. Nyquist
Laura K. Nyquist General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99.1	Press Release of Teradata Corporation, dated July 29, 2008.

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